T. ROWE PRICE U.S. BOND ENHANCED INDEX FUND, INC.

ARTICLES OF AMENDMENT

  T. Rowe Price U.S. Bond Enhanced Index Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST:   The Charter of the Corporation is hereby amended to change the name of the Corporation from “T. Rowe Price U.S. Bond Enhanced Index Fund, Inc.” to “T. Rowe Price QM U.S. Bond Index Fund, Inc.” The Charter is also amended to change the name of the Corporation’s authorized series of Common Stock from “T. Rowe Price U.S. Bond Enhanced Index Fund” to “T. Rowe Price QM U.S. Bond Index Fund.” As a result of this amendment, all references to “T. Rowe Price U.S. Bond Enhanced Index Fund, Inc.” and “T. Rowe Price U.S. Bond Enhanced Index Fund” in the Charter are hereby changed to “T. Rowe Price QM U.S. Bond Index Fund, Inc.” and “T. Rowe Price QM U.S. Bond Index Fund,” respectively.

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  SECOND: The amendment shall become effective on October 1, 2020.

  THIRD:  The amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof, and does not change any terms and conditions set forth in the Charter.

  FOURTH:  The amendment has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605(a) of the Maryland Code—Corporations and Associations Article. No approval by shareholders of the Corporation is required under applicable law.

 IN WITNESS WHEREOF, T. Rowe Price U.S. Bond Enhanced Index Fund, Inc., has caused those present to be signed in its name and on its behalf by its Vice President, and witnessed by its Assistant Secretary, on September 3, 2020.

WITNESS:	T. ROWE PRICE U.S. BOND ENHANCED INDEX FUND, INC.

__________________________________ Shannon Hofher Rauser, Assistant Secretary	By:_________________________________ Fran Pollack-Matz, Vice President

  THE UNDERSIGNED, the Vice President of T. Rowe Price U.S. Bond Enhanced Index Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

__________________________________
Fran Pollack-Matz, Vice President

Agmts\ArtAmendUST.doc